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                                                                    EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 333-85978) of Fox Entertainment Group, Inc. of our report dated August 14, 2002 (except for Note 20, as to which the date is August 21, 2002), with respect to the consolidated financial statements of Fox Entertainment Group, Inc. included in this Annual Report (Form 10-K) for the year ended June 30, 2002.

/s/ Ernst & Young LLP

Los Angeles, California

September 18, 2002